Exhibit 10.9

Deed of Assignment and Novation

Dated [ ], 2024

Seagate Technology

and

Seagate Technology LLC

and

[ ]

This Deed of Assignment and Novation is made on day of 2024
Between:
1.Seagate Technology, an exempted company incorporated under the laws of the Cayman Islands, whose registered office is at c/o Maples Corporate Services Limited, PO Box 309 Ugland House, Grand Cayman KY1-1104, Cayman Islands (the "Assignor");
2.Seagate Technology LLC, a company incorporated under the laws of Delaware, USA, whose registered office is at 1209 Orange Street, Wilmington, Delaware 19801 (the "Assignee"); and
3.[ ] (the "Indemnitee").
Whereas:
AThe Assignor and the Indemnitee entered into a Deed of Indemnity dated [ ] (the "Agreement") in relation to the indemnification of the Indemnitee for certain losses or expenses in relation to any threatened, pending or completed legal proceedings, incurred by the Indemnitee by reason of the fact that the Indemnitee is or was a director, officer, employee or agent of Seagate Technology Holdings plc or any subsidiary.
BThe parties have agreed that the Assignor shall assign to the Assignee all of the Assignor's rights under the Agreement and novate to the Assignee all of the Assignor's obligations under the Agreement on the terms and conditions set out in this deed of assignment and novation (the "Deed") on and from the date of this Deed (the "Effective Date").
It is agreed as follows:
1In consideration of the obligations undertaken by the Assignee pursuant to Clause 2 and with effect from the Effective Date, the Assignor assigns and transfers to the Assignee absolutely all of its rights and title to, and interest and benefit in, to and under the Agreement and novates to the Assignee all of its obligations and liabilities under the Agreement.
2The Assignee undertakes, with effect from the Effective Date, to perform and to be bound by all of the terms and conditions of the Agreement as if the Assignee were named in the Agreement in place of the Assignor.
3The Assignor shall from the Effective Date indemnify the Assignee against all actions, proceedings, costs, damages, claims and demands in respect of any failure on the part of the Assignor to carry out, perform and discharge all the obligations and liabilities created by or arising under the Agreement to the extent they remained (in whole or in part) to be performed prior to the Effective Date.
4The Indemnitee acknowledges and consents to the assignment and novation of the Agreement to the Assignee and the Indemnitee confirms that this Deed shall constitute express notice in writing of the assignment and novation of any chose in action and debt of the Assignor under the Agreement pursuant to this Deed.
5The Indemnitee releases and discharges the Assignor from all claims, demands, duties, obligations, responsibilities and liabilities under or in respect of the Agreement arising after the Effective Date and the Indemnitee and the Assignor agree that, after the Effective Date, the Assignor has no further rights, benefits or interests thereunder.
6For the purposes of this Deed only and without prejudice to any subsequent termination of the Agreement the parties agree that any provision of the Agreement expressed to take effect on termination of the Agreement shall not apply in relation to the assignment and novation of the Agreement effected by this Deed.

7Subject to the provisions of this Deed, the Agreement shall continue in full force and effect.
8This Deed may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.
9The parties shall execute all such further deeds and documents and do and perform such acts and things as may be necessary to give full force and effect to the provisions of this assignment.
10This Deed is governed by and shall be construed in accordance with Cayman Islands law and the parties submit to the non-exclusive jurisdiction of the courts of the Cayman Islands for all purposes relating to this Deed.

This Deed has been executed as a deed and it shall take effect on the date stated at the beginning of this Deed.

EXECUTED AND DELIVERED AS A DEED	)
By [ ]	)
as authorised signatory for and on behalf of	)
Seagate Technology	)
in the presence of:	)

EXECUTED AND DELIVERED AS A DEED	)
By [ ]	)
as authorised signatory for and on behalf of	)
Seagate Technology LLC	)
in the presence of:	)

EXECUTED AND DELIVERED AS A DEED	)
By	)
[ ]	)
in the presence of:	)